FIRST SUPPLEMENTAL INDENTURE

                            Dated as of June 24, 1999

                                     between

                      HOLLYWOOD ENTERTAINMENT CORPORATION,

                                    AS ISSUER

                                       and

                            U.S. TRUST COMPANY, N.A.

                                   AS TRUSTEE

                           Supplementing the Indenture
                           Dated as of August 13, 1997



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     FIRST SUPPLEMENTAL INDENTURE, dated as of June 24, 1999 (the "First
Supplemental Indenture"), between Hollywood Entertainment Corporation, an Oregon corporation (the "Company"), and U.S. Trust Company, N.A. (formerly known as U.S. Trust Company of California, N.A.), as trustee (the "Trustee").

     WHEREAS, the Company executed and delivered the Indenture dated as of August 13, 1997 (the "Original Indenture"; as amended hereby, the "Indenture") to the Trustee to provide for the issuance of up to $250,000,000 in principal amount of the Company's 10 5/8% Senior Subordinated Notes due 2004 (the "Securities");

     WHEREAS, on August 13, 1997 the Company issued $200,000,000 in principal amount of the Securities (the "Original Securities");

     WHEREAS, pursuant to the terms of the Original Indenture, the Company desires to supplement and amend the Original Indenture to issue $50,000,000 in principal amount of additional Securities (the "Additional Securities") of the Company as contemplated by Sections 2.2 and 9.1(3) of the Indenture;

     WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Company and the Trustee in accordance with its terms and a valid amendment and supplement to the Original Indenture, have been done.

     NOW, THEREFORE, for and in consideration of the premises and mutual covenants herein contained, the Company and the Trustee agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     Section 1.1 Definition of Terms.

     Unless the context otherwise requires:

          (a) a term defined in the Original Indenture has the same meaning when used in this First Supplemental Indenture, unless such term is defined differently herein;

          (b) the Original Indenture is hereby amended to include the definitions of terms provided for herein

          (c) capitalized terms used herein that are not otherwise defined herein shall have the meaning assigned to such terms in the Original Indenture;

          (d) the singular includes the plural and vice versa;

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          (e) headings are for convenience of reference only and do not affect interpretation;

          (f) "Additional Securities" has the meaning set forth in the recitals hereto.

          (g) "Additional Securities Issue Date" means the date on which the Additional Securities are originally issued.

          (h) "Additional Securities Registration Rights Agreement" means the Registration Rights Agreement dated as of June 17, 1999 by and between the Company and Banc of America Securities LLC.

          (i) "Exchange Additional Securities" means the Additional Securities issued pursuant to the Additional Securities Registration Rights Agreement in exchange for the Initial Additional Securities.

          (j) "Initial Additional Securities" means the Additional Securities issued on the Additional Securities Issue Date, for so long as such Securities constitute Restricted Securities.

          (k) "Initial Purchasers" means (a) with respect to Original Securities, Montgomery Securities, Donaldson, Lufkin & Jenrette Securities Corporation, Goldman, Sachs & Co. and Societe Generale Securities Corporation, collectively, and (b) with respect to Additional Securities, Banc of America Securities LLC.

          (l) "Original Securities" has the meaning set forth in the recitals hereto.

                                   ARTICLE II
                      AMENDMENTS TO THE ORIGINAL INDENTURE

     Section 2.1 Issuance of Additional Securities.

          (a) The Original Indenture is amended to provide for the issuance of additional 10 5/8% Senior Subordinated Notes due 2004 of the Company in an aggregate principal amount of $50,000,000. Except to the extent inconsistent with the terms of Exhibit A hereof and Sections 3.1 and 3.2 of this First Supplemental Indenture, the terms of the Original Indenture will be applicable to the Additional Securities and the Additional Securities will constitute "Securities" within the meaning of that term under the Indenture.

          (b) The Original Indenture is amended so that the definition therein of "Exchange Securities" and "Registration Rights Agreement" will be deemed to include the Exchange Additional Securities and the Additional Securities Registration Rights Agreement, respectively, on and after the Additional Securities Issue Date.

                                        2
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                                   ARTICLE III
                                  MISCELLANEOUS

     Section 3.1 Form and Dating.

     The Initial Additional Securities and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A annexed hereto, which is part of this First Supplemental Indenture. The Exchange Additional Securities and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit B to the Original Indenture.

     The terms and provisions contained in the form of Additional Securities annexed hereto as Exhibit A shall constitute, and are expressly made, a part of this First Supplemental Indenture. The Original Indenture is amended to provide that references in the certificates evidencing the Exchange Additional Securities in the form of Exhibit B to the Original Indenture to (a) "Initial Securities" shall be deemed to include the Initial Additional Securities and (b) "August 13, 1997" in Paragraph 1 thereof shall be deemed to be references to "June 24, 1999" with respect to the Initial Additional Securities, in each case on and after the Additional Securities Issue Date.

     Section 3.2 Execution and Authentication.

     The Trustee shall authenticate (a) Initial Additional Securities for original issue in an aggregate principal amount of $50,000,000 and (b) Exchange Additional Securities for issue only in exchange pursuant to the Additional Securities Registration Rights Agreement, for a like principal amount of Additional Securities, in each case, upon a written order of the Company signed by an Officer.

     Section 3.3 Ratification of Indenture.

     The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

     Section 3.4 Governing Law.

     This First Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State without giving effect to applicable principles of conflict of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

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     Section 3.5 Separability.

     In case any one or more of the provisions contained in this First Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture but this First Supplemental Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

     Section 3.6 Counterparts.

     This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     Section 3.7 Effectiveness.

     This First Supplemental Indenture shall be effective and binding when executed by the Company and the Trustee.

     Section 3.8 Trustee Not Responsible for Recitals.

     The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

     Section 3.9 Performance by Trustee.

     The Trustee, for itself and its successors accepts the Trust of the Indenture as amended by this First Supplemental Indenture and agrees to perform the First Supplemental Indenture and agrees to perform the same, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liability and responsibility of the Trustee.

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     IN WITNESS WHEREOF, the Parties hereto have caused this First Supplemental
Indenture to be duly executed as of the day and year first above written.

                                       HOLLYWOOD ENTERTAINMENT
                                       CORPORATION


                                       By: DAVID G. MARTIN
                                           -------------------------------------
                                       Name: David G. Martin
                                       Title: CFO


                                       U.S. TRUST COMPANY, N.A.
                                       as Trustee


                                       By: PRISCILLA DEDORO
                                           -------------------------------------
                                       Name: Priscilla Dedoro
                                       Title: Assistant Vice President

                                        5
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                                                                       EXHIBIT A


                                FACE OF SECURITY


     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

     THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) BY THE INITIAL PURCHASER (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION

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REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE
COMPANY SO REQUESTS), (d) TO THE COMPANY, OR (e) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (2) BY SUBSEQUENT PURCHASERS, AS SET FORTH IN (1)(a) THROUGH (e) ABOVE, AND IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, TO AN ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.14 OF THE INDENTURE.

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No.

          10 5/8% Senior Subordinated Notes Due 2004

CUSIP No. 436141 AF 2

     HOLLYWOOD ENTERTAINMENT CORPORATION, an Oregon corporation, promises to pay to Cede & Co., or registered assigns, the principal sum set forth from time to time on Schedule A hereto on August 15, 2004.

          Interest Payment Dates: February 15 and August 15
          Record Dates: February 1 and August 1.

     Additional provisions of this Security are set forth on the reverse side of this Security.

     IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

                                       HOLLYWOOD ENTERTAINMENT CORPORATION



                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

Dated:  June 24, 1999

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

U.S. TRUST COMPANY, N.A., as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

                                       By:  U.S. TRUST COMPANY, N.A.,
                                            as Trustee



                                            ------------------------------------
                                            Authorized Signatory

Date of Authentication:
June 24, 1999

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                               REVERSE OF SECURITY

                  10 5/8% SENIOR SUBORDINATED SECURITY DUE 2004

1.   Interest

     HOLLYWOOD ENTERTAINMENT CORPORATION, an Oregon corporation (such entity, and its successors and assigns under the Indenture hereinafter referred to, and each other entity which is required to become the Company pursuant to the Indenture, and its successors and assigns under the Indenture, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on February 15 and August 15 of each year, commencing August 15, 1999. Interest on the Securities will accrue from the most recent date on which interest has been paid, or if interest has not yet been paid, June 24, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the same rate borne by the Securities, and it shall pay interest on overdue installments of interest at such rate to the extent lawful.

2.   Method of Payment

     The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the February 1 and August 1 immediately preceding the interest payment date even if Securities are canceled on registration of transfer or registration of exchange (including pursuant to an Exchange Offer (as defined in the Additional Securities Registration Rights Agreement)) after the record date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder's registered address.

3.   Paying Agent and Registrar

     Initially, U.S. Trust Company, N.A., a national banking association ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company may act as Paying Agent, Registrar, co-Registrar or transfer agent.

4.   Indenture

     The Company issued the Securities under an Indenture dated as of August 13, 1997 and First Supplemental Indenture dated June 24, 1999 (the "First Supplemental Indenture," and together with the Indenture dated as of August 13, 1997, the "Indenture"), between the Company

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and the Trustee. This Security is one of a duly authorized issue of Initial
Additional Securities (as defined in the Indenture) of the Company designated as its 10 5/8% Senior Subordinated Notes due 2004. The Securities include the Initial Additional Securities and the Exchange Additional Securities (as defined in the Indenture), issued in exchange for the Initial Additional Securities pursuant to the Additional Securities Registration Rights Agreement. The Initial Additional Securities, the Exchange Additional Securities and the Original Securities (as defined in the Indenture) are treated as a single class of securities under, and constitute Securities under, the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms. Any conflict between this Security and the Indenture will be governed by the Indenture.

     The Securities are unsecured senior subordinated obligations of the Company limited to $250,000,000 aggregate principal amount (subject to Section 2.7 of the Indenture). The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries, the existence of liens, the payment of dividends on, and redemption of, the Capital Stock of the Company and its Subsidiaries, restricted payments, the sale or transfer of assets and Subsidiary stock, the issuance or sale of Capital Stock of Restricted Subsidiaries, the investments of the Company and its Restricted Subsidiaries, consolidations, mergers and transfers of all or substantially all the assets of the Company, and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and certain of its Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

5.   Optional Redemption

     Except as set forth in the next paragraph, the Securities may not be redeemed at the option of the Company prior to August 15, 2001. Thereafter, the Securities will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) if redeemed during the 12-month period commencing on August 15 of the years set forth below:

               Period                                   Percentage
               ------                                   ----------

         2001 .....................................      105.313%
         2002 .....................................      102.656%
         2003 and thereafter ......................      100.000%

     In addition, at any time and from time to time prior to August 15, 2000, the Company may redeem in the aggregate up to 35% of the original principal amount of the Securities with the

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proceeds of one or more Public Equity Offerings at a redemption price (expressed as a percentage of principal amount) of 110.625% plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original aggregate principal amount of the Securities must remain outstanding after each such redemption; and provided further, however, that such redemption shall occur within 60 days of the closing date of such Public Equity Offering.

6.   Notice of Redemption

     Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000 (except as otherwise set forth in the Indenture). If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption. If a notice or communication is sent in the manner provided in the Indenture, it is duly given, whether or not the addressee receives it. Failure to send a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

     In addition, in the event of certain Asset Dispositions, the Company will be required to make an offer to purchase Securities at a purchase price of 100% of their principal amount plus accrued interest to the date of purchase (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

7.   Change of Control

     Upon a Change of Control, each Holder of Securities will have the right to require the Company to repurchase all or any part of the Securities of such Holder at a repurchase price in cash equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

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8.   The Additional Securities Registration Rights Agreement

     The holder of this Initial Additional Security is entitled to the benefits of a Registration Rights Agreement, dated as of June 17, 1999, among the Company and the Initial Purchaser named therein (as such may be amended from time to time, the "Additional Securities Registration Rights Agreement"). Capitalized terms used in this subsection but not defined herein have the meanings assigned to them in the Additional Securities Registration Rights Agreement.

     If (i) within 30 days after the Closing Date, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the Commission; (ii) within 120 days after the Closing Date, the Exchange Offer Registration Statement has not been declared effective; (iii) within 150 days after the Closing Date, the Registered Exchange Offer has not been consummated;
(iv) within 150 days after the Closing Date, the Shelf Registration Statement has not been declared effective if a Shelf Registration Statement is required to be filed; or (v) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of Securities in accordance with and during the periods specified in the Additional Securities Registration Rights Agreement (each such event referred to in clauses (i) through (iv), a "Registration Default"), interest ("Additional Interest") will accrue on the Initial Additional Securities (in addition to the stated interest on the Initial Additional Securities) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Additional Interest will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such increase exceed 1.00% per annum.

9.   Subordination

     The Securities are subordinated to Senior Indebtedness of the Company, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness of the Company must be paid before the Securities may be paid. In addition, to the extent applicable, each Subsidiary Guaranty shall be subordinated to Senior Indebtedness of the relevant Subsidiary Guarantor, as defined in the Indenture (or the relevant supplement thereto). The Company and, to the extent applicable, each Subsidiary Guarantor, agrees, and each Holder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give such provisions effect and appoints the Trustee as attorney-in-fact for such purpose.

10.  Denominations; Transfer; Exchange

     The Securities are in registered form, without coupons, and in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture, including any transfer tax or other similar governmental charge payable in connection therewith. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

11.  Persons Deemed Owners

     The registered Holder of this Security may be treated as the owner of it for all purposes.

12.  Unclaimed Money

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.  Discharge and Defeasance

     Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.  Amendment, Waiver

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any past default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, to comply with Article 5 of the Indenture, to provide for uncertificated Securities in addition to or in place of certificated Securities, to add guarantees with respect to the Securities, to secure the Securities, to add additional covenants or surrender rights and powers conferred on the Company, to make any change that does not adversely affect the rights of any Securityholder or to comply with any request of the SEC in connection with qualifying the Indenture under the TIA.

15.  Defaults and Remedies

     Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal or premium, if any, on any Security

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when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, (iii) failure by the Company to comply for 30 days after notice with Sections 4.3, 4.4, 4.6 or Article 5 of the Indenture; (iv) failure by the Company to comply with other agreements in the Indenture or the Securities, for 60 days after notice; (iv) failure by the Company or any Restricted Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or acceleration by the Holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5.0 million and in either case, such default is not cured or waived and such acceleration, if any, rescinded or the Indebtedness is not paid in 30 days; (v) certain events of bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiary; and (vi) the rendering of any judgments or decrees against the Company or any Restricted Subsidiary for the payment of money in excess of $5.0 million, if any such judgment or decree is not discharged, waived or stayed within 60 days after entry of such judgment or decree.

     If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities then outstanding may declare all the Securities to be due and payable. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

     Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

16.  Trustee Dealings with the Company

     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or any of its Affiliates and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee.

17.  No Recourse Against Others

     No recourse for the payment of the principal of, premium, if any, or interest or other Obligations on any of the Securities or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture, or in any of the Securities or because of the creation of any Indebtedness represented hereby and thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Company, a Subsidiary Guarantor or any Successor Person thereof. Each Holder, by accepting a Security, waives and releases all such liability.

18.  Guarantees

     This Security may be entitled to the benefits of certain Guarantees, if any, which may be made after the original issuance of this Security for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of any such Subsidiary Guarantors, the Trustee and the Holders.

19.  Governing Law

     The Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflict of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

20.  Authentication

     This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

21.  Abbreviations

     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

22.  CUSIP Numbers

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture. Requests may be made as follows:

          If to the Company:

          Hollywood Entertainment Corporation
          9275 SW Peyton Lane
          Wilsonville, Oregon  97070
          Attention:  Secretary

          If to the Trustee:

          U.S. Trust Company, N.A.
          555 South Flower Street, Suite 2700
          Los Angeles, California 90071

          Attention:  Corporate Trust Department

                                 ASSIGNMENT FORM

     To assign this Security, fill in the form below:

     I or we assign and transfer this Security to


--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint ____________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Date: _______________                  Your Signature: _________________________
                                       Sign exactly as your name appears on the other side of this Security.


                                       Signature Guarantee: ____________________
                                                            (Signature must be
                                                                guaranteed)

     In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the second anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in this Security, or a portion thereof, at any time on or prior to the second anniversary of the Issue Date and the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                                   [Check One]

(1) __  to the Company or a subsidiary thereof; or

(2) __ pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3) __ outside the United States to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(4) __ pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(5) __ pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

(6) __ pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

[  ]             The transferee is an Affiliate of the Company.

     Unless one of the items is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3), (4) or
(6) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

     If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.14 of the Indenture shall have been satisfied.


Date: _______________                  Your Signature: _________________________
                                       Sign exactly as your name appears on the other side of this Security.


                                       Signature Guarantee: ____________________
                                                            (Signature must be
                                                                guaranteed)

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED


     The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ______________

                 NOTICE: To be executed by an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE


     If you want to elect to have this Security purchased by the Company pursuant to Section 4.6 or 4.8 of the Indenture, check the box: If you want to elect to have only part of this Security purchased by the Company pursuant to
Section 4.6 or 4.8 of the Indenture, state the amount: $


Date: _______________                  Your Signature: _________________________
                                       Sign exactly as your name appears on the other side of this Security.


                                       Signature Guarantee: ____________________
                                                            (Signature must be
                                                                guaranteed)

                                   SCHEDULE A

PRINCIPAL AMOUNT: $50,000,000

     The following increases or decreases in the principal amount of this Global Security have been made:

                   Amount of          Amount of         Principal         Signature of
                  decrease in        increase in      Amount of this       authorized
                   Principal          Principal      Global Security      signatory of
                 Amount of this    Amount of this     following such       Trustee or
   Date of          Global             Global          decrease (or        Securities
  Exchange         Security           Security           increase)          Custodian
-------------  -----------------  -----------------  -----------------  -----------------
-------------  -----------------  -----------------  -----------------  -----------------

-------------  -----------------  -----------------  -----------------  -----------------

-------------  -----------------  -----------------  -----------------  -----------------

-------------  -----------------  -----------------  -----------------  -----------------

-------------  -----------------  -----------------  -----------------  -----------------

-------------  -----------------  -----------------  -----------------  -----------------

-------------  -----------------  -----------------  -----------------  -----------------

-------------  -----------------  -----------------  -----------------  -----------------

-------------  -----------------  -----------------  -----------------  -----------------

-------------  -----------------  -----------------  -----------------  -----------------

-------------  -----------------  -----------------  -----------------  -----------------

-------------  -----------------  -----------------  -----------------  -----------------

-------------  -----------------  -----------------  -----------------  -----------------

-------------  -----------------  -----------------  -----------------  -----------------